Exhibit 99.1

FOR RELEASE:	October 2, 2020

Mark Jeffries

Executive Vice President

Chief Financial Officer

Office: 910-892-7080 and Direct: 910-897-3603

markj@SelectBank.com

SelectBank.com

SELECT BANCORP ANNOUNCES NEW STOCK REPURCHASE PLAN

DUNN, NC . . . Select Bancorp, Inc. (the “Company” NASDAQ: SLCT), the holding company for Select Bank & Trust Company, announced today that its Board of Directors has approved a new stock repurchase plan. Under the new plan, the Company is authorized to repurchase up to 875,000 outstanding shares of its common stock. The Company may repurchase shares on the open market or through privately negotiated transactions. The new plan replaces a stock repurchase plan previously announced in September 2019 that authorized the Company to repurchase up to 937,248 outstanding shares of its common stock. The Company has repurchased all 937,248 shares authorized under the prior plan at an average price of $9.85 per share.

President and Chief Executive Officer William L. Hedgepeth II stated, “We are pleased that the Company’s historical financial performance and well-capitalized status give us the potential to return value to our shareholders through this share repurchase plan. We are focused on creating shareholder value over the long term.”

The new repurchase plan does not require the Company to repurchase any specified amount of shares and it may be suspended, discontinued, or restarted at any time in the Company’s discretion.  Any shares acquired will be cancelled and become authorized but unissued shares, available for future issuance. The Company had 17,786,552 shares of common stock issued and outstanding as of September 30, 2020.

About Select Bancorp, Inc.

Select Bancorp, Inc. is a bank holding company headquartered in Dunn, North Carolina. The Company primarily conducts operations through its wholly owned subsidiary, Select Bank & Trust Company, a North Carolina-chartered commercial bank that provides a full suite of banking services through its offices in North Carolina, South Carolina, and Virginia. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “SLCT”.

Important Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” “potential,” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to: the ongoing COVID-19 pandemic and measures intended to prevent its spread, which include wide disruptions to business activity that may impact the financial strength of our borrowers; our ability to manage growth or achieve it at all; substantial changes in financial markets; our ability to obtain the synergies and expense efficiencies anticipated from our acquisition activity and branch divestures and consolidations; regulatory changes; changes in interest rates, including the impact of such changes on our net interest margin; loss of deposits and loan demand to other savings and financial institutions; adverse economic conditions that impact our borrowers’ ability to pay their debts when due, including the rapid rise in unemployment associated with the COVID-19 pandemic; and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company. Except as required by law, the Company assumes no obligation to update the forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Contact:

Mark Jeffries

Executive Vice President

Chief Financial Officer

Office: 910-892-7080 and Direct: 910-897-3603

SelectBank.com